This document replaces Exhibit 1.1 previously filed.

                             UNDERWRITING AGREEMENT


                            __________________, 1999

Brookstreet Securities Corporation
2361 Campus Drive, Suite 210
Irvine, CA 92715

Dear Ladies and Gentlemen:

         Beta Oil & Gas, Inc., a Nevada corporation (the "Company"), proposes to issue and sell a minimum of 600,000 (the "Minimum Offering") and a maximum of 1,500,000 shares (the "Maximum Offering") of its Common Stock for $6.00 per share (the "Shares") on a best efforts basis (the "Offering") (exclusive of an Over-Allotment Option granted to the underwriters to sell an additional 150,000 shares of the Common Stock at the public offering price, as described below). The Company confirms as follows its agreement with you:

         1. Registration Statement and Prospectus: The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the Securities Act of 1933, as amended (the "Act") and the rules and regulations of the Commission promulgated thereunder (the "Rules and Regulations"), a registration statement on Form S-1, including a preliminary prospectus, relating to the Securities. As used in this Agreement, the term "Registration Statement" means such registration statement, including exhibits, financial statements and schedules, as amended, when it becomes effective and any information (if any) contained in the prospectus subsequently filed with the Commission pursuant to Rule 424(b) under the Act, and the term "Prospectus" means such prospectus in the final form filed on behalf of the Company with the Commission pursuant to Rule 424(b) under the Act.

         2. Agreement to Sell and Purchase: Upon the basis of the representations, warranties and agreements herein contained and subject to all the terms and conditions of this Agreement, you agree to use best efforts to sell on behalf of the Company the aggregate principal amount of Securities which are offered in this Offering. The Securities sold and the proceeds therefrom will be placed in an escrow account. However, if the Company fails to receive subscriptions for the Minimum Offering within 90 days from the date of the final Prospectus (or 120 days, if extended by the Company), the Offering will be terminated and any subscriptions received will be promptly refunded to subscribers with interest thereon and without any deduction therefrom and this Agreement shall terminate. You shall receive an 8% cash commission for the sale of the Securities made by you after the Minimum Offering has been sold (the "Commission")..

         The Company also agrees to pay to you a non-accountable expense allowance equal to 2% of the aggregate principal amount of Securities sold by you (the "Nonaccountable Expense Allowance"). In the event that the Offering is terminated for any reason, the Company shall pay you for any reasonable accountable expenses you have incurred.

         In addition to the Commission and the Nonaccountable Expense Allowance, you shall be entitled to receive (the "Selected Dealer Warrants") for the purchase of an amount of shares of Common Stock of the Company equal to 10% of the number of Securities actually sold by you in the public offering. The Selected Dealer Warrants shall be issued in the form set forth in the Selected Dealer Warrant included in the Registration Statement. The Selected Dealer Warrants shall be exercisable, in whole or in part, for a period of four years commencing one year from the date of the completion of the Offering at an exercise price of $7.50 per share. The Selected Dealer Warrants shall be non-exercisable for one year from the effective date of the Offering, and non-transferable (whether by sale, transfer, assignment, or hypothecation) except for (i) transfers to officers of the broker/dealer who are also shareholders of the broker/dealer; and (ii) transfers occurring by operation of law.

         It is understood that you may also execute Selected Dealer Agreements providing for the sale of the Securities by other broker/dealers who are registered as such with the Commission and who are members of the National Association of Securities Dealers, Inc. ("NASD") (the "Selected Dealers"). The Selected Dealers shall receive the Commission, the Nonaccountable Expense Allowance, and Selected Dealer Warrants in the appropriate amount for the Securities actually sold by them.

         3. Delivery and Payment: Delivery of and payment for any Shares purchased in accordance with this Agreement shall be made after the effective date of the Registration Statement (the "Effective Date") at such time, date and place as may be agreed between you and the Company, but delivery of and payment for the Shares sold in the Minimum Offering shall take place not more than 90 full business days (or 120 days if extended by the Company) after the Effective Date of the Registration Statement (such time and dates are referred to herein as the "Initial Closing Date"). Delivery of and payment for any Shares purchased after the Minimum Offering has occurred, shall take occur at interim periods thereafter (the "Interim Closings") until the Maximum Offering is sold or the Offering is terminated at which time a final closing will be held (the "Final Closing").

         Delivery of the Shares shall be made to you against payment of the purchase price therefor in good (same day) funds, to the order of the Company. For the purpose of expediting the checking and packaging of the Shares, the Company agrees to make such Shares available for inspection at least 24 hours prior to each Closing Date.

         4. Agreements of the Company: The Company agrees with you as follows:

                  (a) The Company shall use its best efforts to cause the Registration Statement and any amendments to become effective as promptly as practicable and will not at any time, whether before or after the effective date of the Registration Statement, file any amendment to the Registration Statement or supplement to the Prospectus or file any document under the Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act") before termination of the offering of the Shares by you of which you and your counsel shall not previously have been advised and furnished with a copy, or to which you or your counsel shall have objected (except if deemed necessary by counsel for the Company, in which case you shall have the right to terminate this Agreement upon prompt notice to the Company), or which is not in compliance with the Act, the Exchange Act, or the Rules and Regulations.
         As soon as the Company is advised or obtains knowledge thereof, the Company will advise you, and as soon as practicable, confirm in writing, (i) when the Registration Statement, as amended, becomes effective and, if the provisions of Rule 430A promulgated under the Act will be relied upon, when the Prospectus has been filed in accordance with said Rule 430A and when any post-effective amendment to the Registration Statement becomes effective, (ii) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceeding suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or any amendment or supplement thereto, or the institution of proceedings for that purpose, (iii) of the issuance by the Commission or by any state Shares commission of any proceedings for the suspension of the qualification of any Shares for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose, (iv) of the receipt of any comments from the Commission, and (v) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information. If the Commission or any state Shares commission shall enter a stop order or suspend such qualification at any time, the Company will make every effort to obtain promptly the lifting of such order or suspension.

                  (b) The Company will furnish to you, without charge, three signed copies of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and all exhibits.

                  (c) The Company will give you advance notice of its intention to file any amendment to the Registration Statement or any amendment or supplement to the Prospectus, and will not file any such amendment or supplement to which you shall reasonably object in writing or which is not in compliance with the Act.

                  (d) From the date hereof, and thereafter from time to time, the Company will deliver to you, without charge, as many copies of the Prospectus, or any amendment or supplement thereto as you may reasonably request. The Company consents to the use of the Prospectus or any amendment or supplement thereto by you and by all dealers to whom the Shares may be sold, both in connection with the offering or sale of the Shares and for such period of time thereafter as the Prospectus is required to be delivered under the Act in connection therewith. If during such period of time any event shall occur which in the reasonable judgment of the Company or your counsel should be set forth in the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with law, the Company will forthwith prepare and duly file with the Commission an appropriate supplement or amendment thereto and will deliver to you, without charge, such number of copies thereof as you may reasonably request.

                  (e) Prior to any public offering of the Shares by you, the Company will cooperate with you and your counsel in connection with the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you request. The Company will pay all reasonable fees and expenses (including reasonable fees and expenses of counsel) relating to qualification of the Shares under such Shares or Blue Sky laws and in connection with the determination of the eligibility of the Shares for investments under the laws of such jurisdictions as you may designate, including the reasonable expenses of any opinion of local counsel required by any state Shares or Blue Sky authorities.

                  (f) The Company will pay all expenses in connection with (1) the preparation, printing and filing of the Registration Statement, each preliminary prospectus, the Prospectus, any legal investment memoranda and the Blue Sky Survey, (2) the issuance and delivery of the Shares (other than transfer taxes),(3) the rating of the Shares by rating agencies, (4) furnishing such copies of the Registration Statement, the Prospectus and any preliminary prospectus, all amendments and supplements thereto, as may reasonably be requested for use in connection with the offering and sale of the Shares by you or by dealers to whom Shares may be sold, and (5) filings with the "NASD".

                  (g) The Company will use the net proceeds from the sale of the Shares in the manner specified in the Prospectus under the caption "Use of Proceeds."

                  (h) The Company will appoint and retain, while any of the Shares remain outstanding, a transfer agent for the Shares, and, if necessary, a registrar for the Shares (who may be the transfer agent), and will make arrangements to have available at the offices of the transfer agent certificates for the Shares in such quantities as may, from time to time, be necessary. As of the date of this Agreement, the transfer agent for the Shares of the Company is Oxford Transfer and Registrar, 317 S.W. Alder, #1120, Portland, OR 97204.

                  (i) The Company shall utilize its best efforts to obtain the listing of the Shares on the NASDAQ Small Cap Market system.

                  (j) Neither the Company nor any of the Subsidiaries nor any of their respective executive officers, directors, principal stockholders or affiliates (within the meaning of the Rules and Regulations) will take, directly or indirectly, any action designed to, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any Shares of the Company in violation of the Exchange Act.

         5.   Representations  and  Warranties  of  the  Company:   The  Company
represents and warrants to you that:

                  (a) Each preliminary prospectus filed as part of any Registration Statement as originally filed or as part to any amendment thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the Act, and when the Registration Statement becomes effective and at all times subsequent thereto up to the Closing Date, the Registration Statement and the Prospectus, and any supplements or amendments thereto, will comply in all material respects with the provisions of the Act and the Registration Statement and the Prospectus, and any such supplement or amendment thereto, at all such times will not contain an untrue statement of a material fact or omit to state a material fact required to be stated herein or necessary to make the statements therein not misleading, except that this representation and warranty does not apply to statements or omissions in the Registration Statement or the Prospectus or any preliminary prospectus made in reliance upon information furnished to the Company in writing by you expressly for use therein.

                  (b) This Agreement has been duly authorized and validly executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its terms, except that
(i) the enforceability hereof may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, relating to creditors' rights generally, (ii) the enforceability thereof may be limited by the application of equitable principles (whether such enforceability is considered in a proceeding at law or in equity) and (iii) rights to indemnity and contribution hereunder may be limited by Federal or state Shares laws.

                  (c) The Shares have been duly authorized, validly issued, fully paid and nonassessable, and the Company has duly authorized and reserved for issuance the number of shares of common stock required for the firm commitment offering and the over-allotment option. The Shares are not and will not be subject to any preemptive or other similar rights of any security holder of the Company or any of the Subsidiaries (as defined below); the holders thereof will not be subject to any liability for the Company's acts or omissions solely as such holders; all corporate action required to be taken for the authorization, issuance and sale of the Shares has been duly and validly taken; and the certificates representing the Shares will be in due and proper form. Upon the issuance and delivery of the Shares pursuant to the terms of this Agreement, you will acquire good and marketable title thereto free and clear of any lien, charge, claim, encumbrance, pledge, security interest, defect or other restriction or equity of any kind whatsoever resulting from the affirmative act of the Company or from a judgment or nonconsensual lien rendered against the Company.

                  (d) The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Nevada. The Company has full corporate power and authority to own and occupy its properties and carry on its business as presently conducted and as described in the Prospectus and holds all licenses and permits and is duly registered or qualified to conduct business, and is in good standing, in each jurisdiction in which it owns or leases property or transacts business and in which such licensing, registration or qualification is necessary except where the failure to be so licensed, registered or qualified would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole. The Company has a duly authorized, issued and outstanding capitalization as set forth in the Registration Statement. All of the outstanding capital stock or other equity Shares of the Company and each of the Subsidiaries has been duly and validly authorized and issued, is fully paid and nonassessable; the holders thereof shall have no rights of rescission with respect thereto and are not subject to personal liability for the Company's acts or omissions solely by reason of being such holders.

                  (e) There are no legal or governmental proceedings pending, or to the knowledge of the Company, threatened or contemplated to which the Company or any of its Subsidiaries is a party or of which the business or property of the Company or any of its Subsidiaries is the subject which are material to the Company and its Subsidiaries, taken as whole and which are not disclosed in the Registration Statement and the Prospectus, and there is no contract or document concerning the Company or any of its Subsidiaries of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required.

                  (f) Neither the Company nor any of its Subsidiaries is in violation of its charter or by-laws or is in default in any respect in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any indenture, mortgage, deed of trust or any other agreement or instrument of the Company or of any such Subsidiary, which default would be material to the Company and its Subsidiaries, taken as a whole and there exists, and at the Closing Date shall exist, no condition which, with the passage of time or otherwise, would constitute a default under any such document or instrument or result in the imposition of any penalty or acceleration of any indebtedness which would be material to the Company and its Subsidiaries, taken as a whole. The execution and delivery by the Company of this Agreement, the authorization, issuance and sale of the Shares, the fulfillment by the Company of this Agreement and the consummation by the Company of the transactions contemplated by this Agreement will not conflict with or constitute a breach of, or default (with the passage of time or otherwise) under, or result in the imposition of a lien on any properties of the Company or its Subsidiaries or an acceleration of indebtedness pursuant to, the certificate of incorporation or by-laws of the Company or any of its Subsidiaries, or any bond, debenture, note or any other evidence of indebtedness or any indenture, mortgage, deed of trust or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, or any law, administrative regulation or order of any court or governmental agency or authority applicable to the Company or any of its Subsidiaries which in any event would be material to the Company and its Subsidiaries, taken as a whole. No consent, approval, authorization or other order of any regulatory body, administrative agency, or other governmental body is legally required by the Company or its Subsidiaries for the valid issuance and sale of the Shares, except such as may be required by the NASD or under the Act or the Shares or blue sky laws of any jurisdiction.

                  (g) The consolidated financial statements of the Company and its Subsidiaries together with the related notes and schedules included in the Registration Statement and Prospectus comply in all material respects with the requirements of the Act and fairly present the financial position, income, change in stockholder's equity, cash flow and the results of operations of the Company and the Subsidiaries at the respective dates and for the respective periods to which they apply. There has been no adverse change or development involving a material prospective change in the condition, financial or otherwise, or in the earnings, business affairs, position, prospects, value, operation, properties, business or results of operations of the Company or any of the Subsidiaries, whether or not arising in the ordinary course of business, since the date of the financial statements included in the Registration Statement and the Prospectus, except as set forth in the Registration Statement and the Prospectus, and the outstanding debt, the property, both tangible and intangible, and the businesses of each of the Company and the Subsidiaries described in the Registration Statement and the Prospectus conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus. Such consolidated financial statements (including the related notes and schedules) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved except as otherwise stated therein.

                  (h) Each of the Company and the Subsidiaries (i) has paid all federal, state and local taxes for which it is currently liable, including, but not limited to, withholding taxes and amounts payable under Chapters 21 through 24 of the Internal Revenue Code of 1986, as amended (the "Code"), and has furnished all information returns it is required to furnish pursuant to the Code, (ii) has established adequate reserves for such taxes that are not due and payable and (iii) does not have any tax deficiency or claims outstanding, proposed or assessed against its respective business or assets.
                  (i) Subsequent to the respective dates as of which information is set forth in the Registration Statement and Prospectus, and except as may otherwise be indicated or contemplated herein or therein, neither the Company nor any of the Subsidiaries has (i) entered into any material transaction other than in the ordinary course of business or (ii) declared or paid any dividend or made any other distribution on or in respect of its capital stock of any class and there has not been any change in the capital stock, debt (long or short term) or liabilities or any material change in or affecting the general affairs, management, financial operations, stockholders' equity or results of operations of the Company or any of the Subsidiaries.

         6. Indemnification: The Company agrees to indemnify you and hold you harmless, and each person, if any, who controls you, within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated herein or necessary to make the statements therein not misleading.

         If any action or proceeding (including any governmental investigation) shall be brought or asserted against you or any person controlling you in respect of which indemnity may be sought from the Company, you or such controlling person shall promptly notify the Company in writing, and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to you or such controlling person, as the case may be and the payment of all expenses. You or any such controlling person shall have the right to employ separate counsel in any such action and to participate in the defense thereof at your own cost. The Company shall not be liable for any settlement of any such action or proceeding effected without its written consent, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the Company agrees as provided in the preceding paragraph to indemnify you and hold you or such controlling person harmless from and against any loss or liability by reason of such settlement or judgment.

         You agree, severally and not jointly, to indemnify and hold harmless the Company, its directors and officers, and each person, if any, who controls the Company within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to you, but only with respect to information furnished in writing by you or on your behalf expressly for use in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any preliminary prospectus. In case any action or proceeding shall be brought against the Company or its directors or officers or any such controlling person, in respect of which indemnity may be sought against you, you shall have the rights and duties given to the Company, and the Company or its directors or officers or such controlling person shall have the rights and duties given to you, by the preceding paragraph.

         7. Conditions of Your Obligations: Your obligations hereunder shall be subject to the continuing accuracy of the representations and warranties of the Company herein as of the date hereof and as of each Closing Date as if they had been made on and as of each Closing Date; the accuracy on and as of each Closing Date of the statements of officers of the Company made pursuant to the provisions hereof; and the performance by the Company on and as of each Closing Date of its covenants and obligations hereunder and to the following further conditions:

                  (a) Notification that the Registration Statement has become effective and that the Prospectus has been filed with the Commission on a timely basis pursuant to Rule 424(b) under the Act shall be received by you;
                  (b) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall be pending or contemplated by the Commission; and you shall have received a certificate, dated as of each Closing Date and signed by the Chairman or President of the Company (who may, as to proceedings contemplated, rely upon the best of his information and belief), to that effect and to the effect set forth in clause (g) of this Section 7;

                  (c) At each of the Closing Dates you shall have received a certificate of the Company signed by the principal executive officer and by the chief financial or chief accounting officer of the Company, dated as of each Closing Date to the effect that each of such persons has examined the Registration Statement, the Prospectus, and this Agreement, and that:

               (i) the representations and warranties of the Company in this Agreement are true and correct, as if made on and as of the Closing Date and the Company has complied with all agreements and covenants and satisfied all conditions contained in this Agreement on its part to be performed or satisfied at or prior to the Closing Date;

               (ii) no  stop  order   suspending   the   effectiveness   of  the
                    Registration Statement or any part thereof has been issued, and no proceedings for that purpose have been instituted or are pending or, to the best of each of such person's knowledge after due inquiry, are contemplated or threatened under the Act;

               (iii)the  Registration  Statement and the Prospectus and, if any,
                    each amendment and each supplement thereto, contain all statements and information required to be included therein, and none of the Registration Statement, the Prospectus or any amendment or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading and none of the Preliminary Prospectus or any supplement thereto included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

               (iv) subsequent to the respective  dates as of which  information is given in the  Registration  Statement and the Prospectus:
                    (a) neither the Company nor any of the Subsidiaries has incurred up to and including the Closing Date, other than in the ordinary course of its business, any material liabilities or obligations, direct or contingent (except as otherwise contemplated in subclause (d) of this clause
                    (iv)); (b) neither the Company nor any of the Subsidiaries has paid or declared any dividends or other distributions on its capital stock; (c) neither the Company nor any of the Subsidiaries has entered into any material transactions not in the ordinary course of business (except as otherwise contemplated in subclause (d) of this clause (iv)); (d) there has not been any material change in the capital stock or long-term debt or any increase in the short-term borrowings (other than any increase in the short-term borrowings in the ordinary course of business) of the Company or any of the Subsidiaries; (e) neither the Company nor any of the Subsidiaries has sustained any material loss or damage to its property or assets, whether or not insured;
                    (f) there is no material litigation which is pending or, to the best of the Company's knowledge, threatened against the Company, any of the Subsidiaries or any affiliated party of any of the foregoing which is required to be set forth in an amended or supplemented Prospectus which has not been set forth; and (g) there has occurred no event required to be set forth in an amended or supplemented Prospectus which has not been set forth.

                  (d) Prior to each Closing Date (i) there shall have been no materially adverse change nor development involving a prospective change in the condition, financial or otherwise, prospects, stockholders' equity or the business activities of the Company and the Subsidiaries taken as a whole, whether or not in the ordinary course of business, from the latest dates as of which such condition is set forth in the Registration Statement and Prospectus;
(ii) there shall have been no transaction, not in the ordinary course of business, entered into by the Company or any of the Subsidiaries, from the latest date as of which the financial condition of the Company and the Subsidiaries is set forth in the Registration Statement and Prospectus which is adverse to the Company and the Subsidiaries taken as a whole; (iii) neither the Company nor any of the Subsidiaries shall be in material default under any provision of any instrument relating to any outstanding indebtedness; (iv) neither the Company nor any of the Subsidiaries shall have issued any Shares (other than the Shares or underlying common stock from the exercise of options or warrants) or declared or paid any dividend or made any distribution in respect of its capital stock of any class and there has not been any change in the capital stock, or any change in the debt (long or short term) or liabilities or obligations (contingent or otherwise) of the Company or any of the Subsidiaries except as set forth in the Registration Statement or Prospectus or agreed to in writing by you and the Company; (v) no material amount of the assets of the Company or any of the Subsidiaries shall have been pledged or mortgaged other than in the ordinary course of the Company's business, except as set forth in the Registration Statement and Prospectus; (vi) no action, suit or proceeding, at law or in equity, shall have been pending or, to the best of the Company's knowledge, threatened against the Company or any of the Subsidiaries, or affecting any of their respective properties or businesses, before or by any court or federal, state or foreign commission board or other administrative agency wherein an unfavorable decision, ruling or finding may materially adversely affect the business, operations, prospects, financial condition or income of the Company and the Subsidiaries taken as a whole, except as set forth in the Registration Statement and Prospectus; and (vii) no stop order shall have been issued under the Act and no proceedings therefor shall have been initiated, threatened or contemplated by the Commission or any state regulatory authority.

         8. Effective Date of Agreement: This Agreement shall become effective upon execution by both Parties hereto.

         9. Notice. Any notice, request, instruction, or other document required by the terms of this Agreement, or deemed by any of the Parties hereto to be desirable, to be given to any other Party hereto shall be in writing and shall be given by facsimile, personal delivery, overnight delivery, or mailed by registered or certified mail, postage prepaid, with return receipt requested, to the following addresses:

         If to the Company:

         Beta Oil & Gas, Inc.
         901 Dove Street, Suite 230
         Newport Beach, CA 92618
         Fax: 949/752-5757
         ATTN: Steve Antry, President

         With a copy to:

         Horwitz & Beam
         Two Venture Plaza, Suite 350
         Irvine, CA 92618
         Fax: 949/453-0300
         ATTN: Lawrence W. Horwitz, Esq.

         If to you:

         Brookstreet Securities Corporation
         2361 Campus Drive, Suite 210
         Irvine, CA 92715
         FAX: 949/852-6806
         ATTN: Stanley C. Brooks, President

         With a copy to:

         Horwitz & Beam
         Two Venture Plaza, Suite 350
         Irvine, CA 92618
         Fax: 949/453-0300
         ATTN: Lawrence W. Horwitz, Esq.

         The persons and addresses set forth above may be changed from time to time by a notice sent as aforesaid. If notice is given by facsimile, personal delivery, or overnight delivery in accordance with the provisions of this Section, said notice shall be conclusively deemed given at the time of such delivery. If notice is given by mail in accordance with the provisions of this Section, such notice shall be conclusively deemed given seven business days after deposit thereof in the United States mail.

         10.  Termination:  You shall have the right to terminate this Agreement
(i) if any domestic or international event or act or occurrence has or in your reasonable opinion will in the immediate future have a material adverse effect on the Company or the Shares market in general or (ii) if trading on the New York Stock Exchange, the American Stock Exchange or in the NASDAQ exchange shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for Shares shall have been required on the over-the-counter market by the NASD or by order of the Commission or any other government authority having jurisdiction; or (iii) if the United States shall have become involved in a war or major hostilities, or there shall have been an escalation in an existing war or major hostilities, or a national emergency shall have been declared in the United States; or (iv) if a banking moratorium has been declared by a state or federal authority; or (v) if a moratorium in foreign exchange trading has been declared; or (vi) if the Company or any of the Subsidiaries shall have sustained a loss material or substantial to the Company or any of the Subsidiaries by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in your reasonable opinion, make it inadvisable to proceed with the delivery of the Shares; or (vii) if there shall have been such a material adverse change in the conditions or prospects of the Company or any of the Subsidiaries, or such material adverse change in the general market, political or economic conditions in the United States or elsewhere, as in your judgment would make it inadvisable to proceed with the offering, sale and/or delivery of the Shares.

         11. Representations and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or contained in certificates of officers of the Company submitted pursuant hereto shall be deemed to be representations, warranties and agreements at the Closing Date, as the case may be, and such representations, warranties and agreements of the Company and the respective indemnity agreements contained in Section 6 hereof shall remain operative and in full force and effect as of such dates, regardless of any investigation made by or on behalf of you, the Company, any of the Subsidiaries or any controlling person, and shall survive termination of this Agreement or the issuance and delivery of the Shares to you.

         12. Entire Agreement; Amendments. This Agreement constitutes the entire agreement of the parties hereto and supersedes all prior written or oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may not be amended except in a writing signed by you and the Company.

         13. Miscellaneous. This Agreement has been and is made solely for the benefit of you and the Company and of the controlling persons, directors and officers referred to in Section 6 hereof, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" as used in this Agreement shall not include a purchaser, as such purchaser, of Shares from you.

         This Agreement may be signed in various counterparts which together shall constitute one and the same agreement.

         THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

         Please confirm that the foregoing correctly sets forth the agreement between the Company and you.

                                    Very truly yours,

                                    BETA OIL & GAS, INC.



                                    --------------------------------------------
                                    BY: Steve Antry
                                    ITS: President


Confirmed as of the date first above mentioned:

BROOKSTREET SECURITIES CORPORATION



-----------------------------------------------
BY: Stanley C. Brooks
ITS: President